UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2009
JETBLUE AIRWAYS CORPORATION
(Exact Name of Registrant as Specified in Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

000-49728	87-0617894
(Commission File Number)	(I.R.S. Employer Identification No.)

118-29 Queens Boulevard Forest Hills,	11375
New York	(Zip Code)
(Address of Principal Executive Offices)
(718) 286-7900
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Supplemental Indentures
On June 9, 2009, JetBlue Airways Corporation (the “Company”) completed its previously reported offering of $115 million aggregate principal amount of 6.75% Convertible Debentures due 2039, including $15 million aggregate principal amount under an over-allotment option (the “Series A Convertible Debentures”) and $86.25 million aggregate principal amount of 6.75% Convertible Debentures due 2039, including $11.25 million aggregate principal amount under an over-allotment option (the “Series B Convertible Debentures,” and together with the Series A Convertible Debentures, the “Debentures”).
In connection with the issuance of the Debentures, on June 9, 2009, the Company entered into a fourth supplemental indenture with Wilmington Trust Company (the “Trustee”) (the “Fourth Supplemental Indenture”) to the indenture entered into between the Company and the Trustee on March 16, 2005 (the “Base Indenture”) relating to the Series A Convertible Debentures. On the same date, the Company also entered into a fifth supplemental indenture with the Trustee (the “Fifth Supplemental Indenture,” and, together with the Fourth Supplemental Indenture, the “Supplemental Indentures;” “Indenture” shall mean the Base Indenture together with the Fourth Supplemental Indenture or the Base Indenture together with the Fifth Supplemental Indenture, or the Base Indenture together with both the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, as the context may require) to the Base Indenture relating to the Series B Convertible Debentures.
The Debentures are senior unsecured debt obligations of the Company. There is no sinking fund for the Debentures. The Debentures mature on October 15, 2039 and bear interest at a rate of 6.75% per annum. Interest on the Debentures is payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2009.
Holders may convert their Debentures, at their option, any time prior to the close of business on the business day immediately preceding October 15, 2039. The Series A Convertible Debentures are convertible into shares of the Company’s common stock at a conversion rate of 204.6036 shares per $1,000 principal amount of Series A Convertible Debentures. The Series B Convertible Debentures are convertible into shares of the Company’s common stock at a conversion rate of 204.6036 shares per $1,000 principal amount of Series B Convertible Debentures. In addition, if holders elect to convert their Debentures in connection with the occurrence of a fundamental change (as defined in the Supplemental Indenture) that occurs prior to October 15, 2014 (in the case of the Series A Convertible Debentures) or October 15, 2016 (in the case of the Series B Convertible Debentures), holders will be entitled to receive additional shares of common stock upon conversion in some circumstances as described in the Supplemental Indentures. A fundamental change generally will occur upon certain changes in the ownership of the Company, as further described in the Supplemental Indentures.
At any time on or after October 15, 2014 (in the case of the Series A Convertible Debentures) and October 15, 2016 (in the case of the Series B Convertible Debentures), the Company may redeem the Debentures for cash by giving holders at least 30 days’ notice. The Company may redeem the Debentures either in whole or in part at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.
Holders of the Debentures may require the Company to repurchase all or part of the Debentures for cash on October 15, 2014, 2019, 2024, 2029 and 2034 (in the case of the Series A Convertible Debentures) and on October 15, 2016, 2021, 2026, 2031 and 2036 (in the case of the Series B Convertible Debentures) at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase to the holder from whom Debentures are repurchased.
Subject to certain exceptions set forth in the Supplemental Indentures, the Debentures are subject to repurchase for cash at the option of the holders of all or any portion of the Debentures upon a designated event (as defined in the Supplemental Indentures), at a purchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest, if any. A designated event will be deemed to have occurred upon a fundamental change or a termination of trading. A termination of trading will be deemed to have occurred if the Company’s common stock is not listed for trading on a U.S. securities exchange, as further described in the Supplemental Indentures.
The Supplemental Indentures contain customary financial reporting requirements, and also contain restrictions on mergers and asset sales. The Supplemental Indentures also provide that upon certain events of default, including without limitation failure to pay principal or interest, failure to deliver a notice of designated event, failure to convert the Debentures when required, either the trustee or the holders of 25% in aggregate principal amount of each series of Debentures may declare the principal of such series of Debentures and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Debentures and accrued interest automatically becomes due and payable.
The foregoing description of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Series A Convertible Debentures and the Series B Convertible Debentures is qualified in its entirety by reference to such documents, which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Item 2.03	Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 9, 2009, the Company issued $115 million aggregate principal amount of the Series A Convertible Debentures and $86.25 million aggregate principal amount of the Series B Convertible Debentures in an underwritten public offering, which Debentures are governed by the Base Indenture and Supplemental Indentures.
Additional information included in Item 1.01 above regarding the Debentures is incorporated by reference into this Item 2.03, and the foregoing description of the Debentures is qualified in its entirety by reference to the Base Indenture, Supplemental Indentures and Debentures.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description of Exhibits
4.1	Fourth Supplemental Indenture dated as of June 9, 2009 between JetBlue Airways Corporation and Wilmington Trust Company, as Trustee.

4.2	Fifth Supplemental Indenture dated as of June 9, 2009 between JetBlue Airways Corporation and Wilmington Trust Company, as Trustee.

4.3	Form of Global Debenture 6.75% Convertible Debenture due 2039 (Series A) (included as part of Exhibit 4.1).

4.4	Form of Global Debenture 6.75% Convertible Debenture due 2039 (Series B) (included as part of Exhibit 4.2).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
Date: June 9, 2009	By:	/s/ Edward Barnes
		Name:	Edward Barnes
		Title:	Executive Vice President and Chief Financial Officer